Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

June 6, 2019
Inovalon Holdings, Inc.
4321 Collington Road
Bowie, Maryland 20716

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Inovalon Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an additional 6,000,000 shares of Class A common stock, par value $0.000005 per share (the “Class A Common Stock”), of the Company (the “Shares”) that may be issued pursuant to the Company’s Amended and Restated 2015 Omnibus Incentive Plan (the “Amended and Restated Company Plan”).

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the amended and restated certificate of incorporation (the “Certificate of Incorporation”) of the Company; (b) the amended and restated bylaws of the Company, as amended; (c) the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Amended and Restated Company Plan; (d) the Amended and Restated Company Plan, which has previously been filed as an exhibit to a Current Report on Form 8-K filed with the Commission on June 5, 2019, (e) a good standing certificate of the Company, dated as of the date hereof, issued by the Secretary of State of the State of Delaware, (f) a certificate executed by the Secretary of the Company, dated as of the date hereof, as to certain factual matters set forth therein and (g) such other records, agreements, instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In our examination of the foregoing documents, we have assumed, without independent investigation, the following: the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and the due authorization of each person executing any of the documents on behalf of a party (other than the Company). Further, we have assumed that all public records reviewed or relied upon by us or on our behalf are true and complete, that the statements and information contained in the documents reviewed by us are true and complete, and that there has been no oral or written modification or amendment to the documents by action or omission of the parties or otherwise.

Inovalon Holdings, Inc.
June 6, 2019

We express no opinion herein concerning any law other than the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued under the Amended and Restated Company Plan have been duly authorized, and, upon the issuance and delivery of the Shares in the manner contemplated by the Amended and Restated Company Plan, and assuming that the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Amended and Restated Company Plan, including, without limitation, collection of any required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

a)
The foregoing opinion is rendered as of the date hereof. We assume no obligation to revise, update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

b)	We express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Delaware or any other jurisdiction.

c)
We assume that the issuance of the Shares, together with any other shares of Class A Common Stock then outstanding, will not cause the Company to issue shares of Class A Common Stock in excess of the number of such shares authorized by the Certificate of Incorporation. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved stock a sufficient number of shares of Class A Common Stock as were approved by the Company’s stockholders for issuance under the Amended and Restated Company Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized by unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Amended and Restated Company Plan, the number of Shares as are then issuable or deliverable upon the settlement of awards under the Amended and Restated Company Plan.

d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)